Exhibit 10.2

AMENDMENT NO. 1
TO THE
NEUROSENSE THERAPEUTICS LTD.
ORDINARY SHARES PURCHASE WARRANT

June 26, 2024

This Amendment No. 1 to the Ordinary Shares Purchase Warrant (the “Amendment”) originally issued by NeuroSense Therapeutics Ltd., a company organized under the laws of Israel (the “Company”) to Armistice Capital Master Fund Ltd. (the “Investor”) on April 15, 2024 for the purchase of 2,980,000 ordinary shares, no par of the Company (the “Warrant”) is made and entered into by and between the Company and the Investor as of June 26, 2024 (the “Effective Date”).

WHEREAS, on April 15, 2024, the Company issued to the Investor the Warrant and, pursuant to the provisions of Section 5(m) of the Warrant, the parties desire to amend the terms of the Warrant to extend the Termination Date from April 15, 2029 to October 12, 2029.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings ascribed to them in the Warrant.

2.	Amendment to the Warrant. As of the Effective Date, the definition of “Termination Date” in the preamble of the Warrant shall be deleted and replaced in its entirety with the following:

“October 12, 2029 (the “Termination Date”)”

3.	Miscellaneous.

a.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

b.	Counterparts. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed (including by the affixing of signatures electronically) and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

c.	Continuation of the Warrant. Except as expressly modified by this Amendment, the Warrant shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Warrant shall be deemed to be a reference to the Warrant as modified by this Amendment.

(signature page follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

NEUROSENSE THERAPEUTICS LTD.

By:
Name:
Title:

ARMISTICE CAPITAL MASTER FUND LTD.

By:
Name:
Title: